UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 1, 2015
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On October 1, 2015, Nordstrom, Inc. (the “Company”) closed the previously announced sale of its credit card portfolio (the “Transaction”) to TD Bank USA, N.A. (“TD”). As a result of the closing of the Transaction, pursuant to the Credit Card Program Agreement (the “Agreement”) by and between Nordstrom, Inc., Nordstrom fsb and TD dated as of May 25, 2015, TD’s rights and obligations to underwrite, fund and own Nordstrom-branded Visa and private label credit card receivables in the U.S. became effective. The Agreement, which carries an initial term of seven years and is subject to renewal for further two year terms unless terminated by either party, provides that the Company will perform all servicing functions with respect to the credit card portfolio. In addition, the Company holds primary responsibility for marketing Nordstrom-branded Visa and private label cards.
Under the Agreement, net revenues from the credit card portfolio will be shared by the Company and TD, and the Company retains an option to repurchase the entire credit card portfolio upon termination of the Agreement. The Agreement contains customary provisions regarding periodic reporting between the parties and indemnification with respect to potential claims, and contemplates that TD Bank U.S. Holding Company will act as guarantor of TD’s obligations.
A copy of the Agreement will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2015.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 1, 2015, the Company announced the declaration by its Board of Directors of a special cash dividend of $4.85 per share, payable on October 27, 2015, to shareholders of record on October 12, 2015. The Company's equity incentive plans provide that in connection with the declaration of such a special dividend, the Compensation Committee (the “Committee”) of the Board of Directors must make any adjustments the Committee deems appropriate to preserve the economic value represented by outstanding awards. Accordingly, the Committee, by action effective October 1, 2015, has determined to adjust the number and exercise price of outstanding stock options, the number of restricted stock units (“RSUs”) and the number of shares to be received upon vesting and certification of performance share units (“PSUs”) to prevent diminution of the benefits or potential benefits from such awards. The exact adjustments to such outstanding awards is indeterminate at this time, and the actual adjustments made to awards held by the Company’s named executive officers, once determined, will be disclosed in an amendment to this Current Report on Form 8-K.
ITEM 8.01 Other Events
On October 1, 2015, Nordstrom, Inc. issued a press release announcing the closing of its previously disclosed credit card transaction with TD. As part of that announcement, the Company disclosed the declaration by the Company’s Board of Directors of a one-time special dividend of $4.85 per share and the authorization of a $1 billion share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated October 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: October 2, 2015

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc., dated October 1, 2015.